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                                   EXHIBIT 21



                         Subsidiaries of the Registrant


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EXHIBIT 21
                           HUDSON GENERAL CORPORATION
                                  SUBSIDIARIES

                                                                  Jurisdiction
                                                                       of
                                                                  Incorporation
                                                                  -------------
Hudson General Aviation Services Inc.                                Canada

Hudson Aviation Services, Inc. California                          California

   Hudson General Coach Lines, Inc.                                California

Hudson Aviation Services, Inc. Delaware                             Delaware

Hudson Aviation Services, Inc.                                    Massachusetts

Hudson Aviation Services-Oakland, Inc.                             California

Hudson Kohala Inc.                                                  Delaware


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